Exhibit 99.(e)(8)

SEVENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This Seventh Amendment (the “Amendment”) entered into on January 23, 2019 (the “Execution Date”) to the ETF Distribution Agreement dated as of May 31, 2017, as novated (the “Agreement”), by and between AdvisorShares Trust (the “Fund Company”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of January 23, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Fund Company (the “Parties”) desire to amend Appendix A of the Agreement to reflect the addition of one Fund; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the addition of AdvisorShares Sabretooth ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

ADVISORSHARES TRUST		FORESIDE FUND SERVICES, LL

By:	/s/ Dan Ahrens	By:	/s/ Mark Fairbanks
Name:	Dan Ahrens		Mark Fairbanks
Title:	Secretary & Treasurer		Vice President

ETF DISTRIBUTION AGREEMENT

APPENDIX A

Effective as of January 23, 2019

FUNDS:

AdvisorShares® Madrona Domestic ETF

AdvisorShares® Madrona Global Bond ETF

AdvisorShares® Madrona International ETF

AdvisorShares® Newfleet Multi-Sector Income ETF

AdvisorShares® Pacific Asset Enhanced Floating Rate ETF

AdvisorShares® Ranger Equity Bear ETF

AdvisorShares® Sage Core Reserves ETF

AdvisorShares® STAR Global Buy-Write ETF

AdvisorShares® Treesdale Rising Rates ETF

AdvisorShares® DoubleLine Value Equity ETF

AdvisorShares® Dorsey Wright ADR ETF

AdvisorShares® Cornerstone Small Cap ETF

AdvisorShares® Focused Equity ETF

AdvisorShares® New Tech and Media ET

AdvisorShares® Vice ETF

AdvisorShares® Dorsey Wright Micro-Cap ETF

AdvisorShares® Dorsey Wright Short ETF

AdvisorShares® Sabretooth ETF